UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2019 (February 26, 2019)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2019, the Board of Directors (the “Board”) of Agree Realty Corporation (the “Company”) appointed David A. Wolff to serve as the Company’s Vice President and Chief Accounting Officer (principal accounting officer). Clay Thelen, the Company’s Chief Financial Officer, served as principal accounting officer through the date of Mr. Wolff’s appointment and will continue to serve as principal financial officer. A copy of the press release announcing Mr. Wolff’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining the Company, Mr. Wolff, age 49, served as Vice President, Financial Reporting and Chief Accounting Officer at Taubman Centers, Inc. and The Taubman Company LLC (collectively, “Taubman”) from March 2015 to November 2018. During his tenure at Taubman, he served in various financial reporting, compliance and technical accounting capacities, including Vice President, Financial Reporting from March 2012 to March 2015 and Director, Accounting Standards & Compliance. Prior to joining Taubman in 1997, Mr. Wolff was an audit manager at Deloitte & Touche, where he worked for seven years.

There is no arrangement or understanding between Mr. Wolff and any other persons pursuant to which Mr. Wolff was selected as Chief Accounting Officer. There are no family relationships between Mr. Wolff and any of the Company’s directors, executive officers or other key personnel reportable under Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Mr. Wolff reportable under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 26, 2019, the Board redesignated and reclassified all 200,000 authorized but unissued shares of the Company’s Series A Junior Participating Preferred Stock as authorized but unissued and unclassified shares of preferred stock, par value $.0001 per share, of the Company without further designation, and, in connection with such redesignation and reclassification, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland on February 26, 2019.

Effective February 26, 2019, the Board approved an amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company to clarify the timing of the Company’s annual meeting of stockholders. The Amendment removed language that provided that the annual meeting of stockholders would be held either (a) at 10:00 a.m. on the first Monday in May in each year if not a legal holiday or (b) at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board, and instead provides that the annual meeting of stockholders will be held on the date and at the time and place set by the Board.

Copies of the Articles Supplementary and the Amendment are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit	Description

3.1	Articles Supplementary of the Company.
3.2	Amendment to Amended and Restated Bylaws of the Company.
99.1	Press Release, dated February 28, 2019, announcing the appointment of David A. Wolff as Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Clayton R. Thelen
	Name:	Clayton R. Thelen
	Title:	Chief Financial Officer and Secretary

Date: February 28, 2019